Exhibit 3.4

Business Number E0146042008 - 1 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244009520 Filed On 4/23/2024 8:37:00 AM Number of Pages 3

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FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment (PuRsuANTTO NRs 78 . 380 & 78 . 3asn8 . 3soi Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTTO NRs 78.403) Officer's Statement (PuRsuANTTO NRs 80 . 030) Date : ! April 24, 2024 Time : (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: O The entity name has been amended . 0 The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) □ The purpose of the entity has been amended. □ The authorized shares have been amended. D The directors, managers or general partners have been amended . 0 IRS tax language has been added. 0 Articles have been added . O Articles have been deleted . IBl Other. The articles have been amended as follows : (provide article numbers , if available) / Please see attached page. (attach additional page(s) if necessary) . Information Being hanged: (Domestic orporations only) I Chief Executive Officer . Signature: Required) Title x _ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of2 Revised : 9/1/2023

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STATE OF NEVADA CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION Marvion Inc . (the "Corporation"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada, does hereby certify : FIRST : That the Articles of Incorporation of the Corporation is hereby amended by adding the following paragraph immediately following the first paragraph of Article IV en t itled "Section 1 . Authorized Shares . " : Upon the filing and effectiveness (the "Effective Time") pursuant to the Nevada Revised Statutes of this Certificate of Amendment to the Certificate of Incorporation of the Corporation , each three thousand (3000) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split") . No fractional shares shall be issued in connection with the Reverse Stock Split but shall be rounded up to the nearest whole number . Each record that immedia t ely prior to the Effective Time represented shares of Common Stock ("Old Records") , shall thereafter represent that number of shares of Common Stock into which the shares of Common Stoc k represented by the Old Records shall have been combined, subject to the elimination of fractional share interests as described above . The Reverse Stock Split shall have no effect on the authorized amount or par value of the Common Stock . SECOND : The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 62 . 27% . IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of April, 2024 . By: - Man Chung CHAN Chief Executive Officer, Chief Financial Officer and Secretary

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